CB&I Reports Strong 2013 Third Quarter Results

THE WOODLANDS, Texas, Oct. 29, 2013 /PRNewswire/ -- CB&I (NYSE: CBI) today reported net income for the third quarter of $117.7 million, or $1.08 per diluted share, including the after tax impact of acquisition-related costs of $3.7 million, or $0.04 per diluted share. Revenue for the third quarter was $3.0 billion with new awards of $2.5 billion, resulting in a backlog of $24.5 billion.

"CB&I had another successful quarter and continued to deliver growth in revenue and income from operations. Revenue was up 107% from $1.4 billion in the third quarter 2012, and adjusted income from operations was $207.4 million, up 57% from the comparable period last year. The company earned adjusted earnings per share of $1.12," said Philip K. Asherman, President and CEO. "We are confident in our ability to convert major prospects into new backlog in the fourth quarter of 2013 and in 2014, while sustaining the margins in the end markets we serve."

Earnings Conference Call

CB&I will host a webcast on October 29 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss financial and operating results, and answer questions from investors. The webcast will be available on the Investor Relations page of www.CBI.com.

About CB&I

CB&I (NYSE: CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. Drawing upon more than a century of experience and the expertise of approximately 50,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.CBI.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2012, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Chicago Bridge & Iron Company N.V.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012

Revenue	$ 2,992,050	$ 1,446,942	$ 8,094,270	$ 3,947,738
Cost of revenue	2,675,481	1,258,052	7,234,466	3,446,699

Gross profit	316,569	188,890	859,804	501,039
% of Revenue	10.6%	13.1%	10.6%	12.7%

Selling and administrative expense	93,699	52,860	280,564	168,484
% of Revenue	3.1%	3.7%	3.5%	4.3%

Intangibles amortization	17,411	5,996	42,682	18,125
Equity earnings	(5,734)	(705)	(16,137)	(6,515)
Other operating expense (income), net	3,800	(946)	2,136	(1,184)
Acquisition-related costs	5,257	3,500	76,477	5,000

Income from operations	202,136	128,185	474,082	317,129
% of Revenue	6.8%	8.9%	5.9%	8.0%

Interest expense	(22,569)	(6,826)	(66,072)	(11,769)
Interest income	1,340	1,962	5,209	6,437

Income before taxes	180,907	123,321	413,219	311,797

Income tax expense	(47,944)	(37,068)	(117,684)	(91,726)

Net income	132,963	86,253	295,535	220,071

Less: Net income attributable to noncontrolling interests	(15,275)	(6,022)	(38,196)	(8,033)

Net income attributable to CB&I	$ 117,688	$ 80,231	$ 257,339	$ 212,038

Net income attributable to CB&I per share:
Basic	$ 1.10	$ 0.83	$ 2.44	$ 2.19
Diluted	$ 1.08	$ 0.82	$ 2.41	$ 2.16

Weighted average shares outstanding:
Basic	107,277	96,399	105,398	96,684
Diluted	108,665	97,814	106,874	98,231

Cash dividends on shares:
Amount	$ 5,370	$ 4,836	$ 16,078	$ 14,553
Per Share	$ 0.05	$ 0.05	$ 0.15	$ 0.15

Non-GAAP Supplemental Information
(amounts adjusted to exclude Shaw acquisition-related transaction costs) (1)

Adjusted income from operations	$ 207,393	$ 131,685	$ 550,559	$ 322,129
Adjusted % of Revenue	6.9%	9.1%	6.8%	8.2%

Adjusted net income attributable to CB&I	$ 121,344	$ 82,506	$ 318,521	$ 215,281
Adjusted net income attributable to CB&I per share (diluted)	$ 1.12	$ 0.84	$ 2.98	$ 2.19

(1)

The exclusion of Shaw acquisition-related transaction costs is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance. See Reconciliation of Non-GAAP Supplemental Information table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012

		% of		% of		% of		% of
NEW AWARDS (1)		Total		Total		Total		Total
Engineering, Construction and Maintenance	$1,366,659	55%	$ 350,812	38%	$3,893,123	56%	$2,856,308	64%
Fabrication Services	681,068	27%	437,366	47%	1,882,205	27%	1,016,456	23%
Technology	139,764	6%	141,934	15%	399,906	6%	582,470	13%
Government Solutions	310,695	12%	-	0%	782,688	11%	-	0%
Total	$2,498,186		$ 930,112		$6,957,922		$4,455,234

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
Engineering, Construction and Maintenance	$1,750,659	58%	$ 871,084	60%	$4,841,773	60%	$2,340,682	59%
Fabrication Services	707,026	24%	425,360	29%	1,877,545	23%	1,267,855	32%
Technology	155,941	5%	150,498	11%	468,723	6%	339,201	9%
Government Solutions	378,424	13%	-	0%	906,229	11%	-	0%
Total	$2,992,050		$1,446,942		$8,094,270		$3,947,738

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
Engineering, Construction and Maintenance	$ 74,659	4.3%	$ 45,400	5.2%	$ 219,344	4.5%	$ 108,855	4.7%
Fabrication Services	72,184	10.2%	45,208	10.6%	184,103	9.8%	127,382	10.0%
Technology	44,804	28.7%	41,077	27.3%	116,710	24.9%	85,892	25.3%
Government Solutions	15,746	4.2%	-	0.0%	30,402	3.4%	-	0.0%
Total operating groups	$ 207,393	6.9%	$ 131,685	9.1%	$ 550,559	6.8%	$ 322,129	8.2%
Acquisition-related costs	(5,257)		(3,500)		(76,477)		(5,000)
Total	$ 202,136	6.8%	$ 128,185	8.9%	$ 474,082	5.9%	$ 317,129	8.0%

(1)	New awards represents the value of new project commitments received by the Company during a given period.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2013	2012
ASSETS

Current assets	$ 3,724,173	$ 2,721,555
Equity investments	86,936	97,267
Property and equipment, net	769,441	285,871
Goodwill and other intangibles, net	4,351,996	1,093,019
Other non-current assets	204,989	131,963

Total assets	$ 9,137,535	$ 4,329,675

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and revolver borrowings	$ 337,750	$ -
Other current liabilities	4,368,020	1,772,522
Long-term debt	1,650,000	800,000
Other non-current liabilities	543,303	360,843

Shareholders' equity	2,238,462	1,396,310

Total liabilities and shareholders' equity	$ 9,137,535	$ 4,329,675

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Nine Months
	Ended September 30,
	2013	2012
CASH FLOWS

Cash flows from operating activities	$ (193,979)	$ 138,212
Cash flows from investing activities	(1,797,258)	(46,087)
Cash flows from financing activities	1,901,483	(115,693)
Effect of exchange rate changes on cash and cash equivalents	(10,678)	6,511

Decrease in cash and cash equivalents	(100,432)	(17,057)
Cash and cash equivalents, beginning of the year	643,395	671,811
Cash and cash equivalents, end of the period	$ 542,963	$ 654,754

OTHER FINANCIAL DATA

Increase in receivables, net	$ (242,507)	$ (211,427)
Change in contracts in progress, net	(385,098)	(133,930)
Increase in inventory	(11,985)	(915)
(Decrease) increase in accounts payable	(98,338)	105,958
Change in contract capital	$ (737,928)	$ (240,314)

Depreciation and amortization	$ 130,685	$ 50,511
Capital expenditures	$ 60,524	$ 50,996

	September 30, 2013	December 31, 2012
Backlog (1)	$ 24,452,723	$ 10,928,818

(1)	Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012

Adjusted income from operations

Income from operations	$202,136	$128,185	$474,082	$317,129
Acquisition-related costs	5,257	3,500	76,477	5,000
Adjusted income from operations	$207,393	$131,685	$550,559	$322,129
Adjusted % of Revenue	6.9%	9.1%	6.8%	8.2%

Adjusted net income attributable to CB&I

Net income attributable to CB&I	$117,688	$ 80,231	$257,339	$212,038
Acquisition-related transaction costs, net of tax (1)	3,656	2,275	61,182	3,243
Adjusted net income attributable to CB&I	$121,344	$ 82,506	$318,521	$215,281

Adjusted net income attributable to CB&I per share

Net income attributable to CB&I	$ 1.08	$ 0.82	$ 2.41	$ 2.16
Acquisition-related transaction costs, net of tax (1)	0.04	0.02	0.57	0.03
Adjusted net income attributable to CB&I	$ 1.12	$ 0.84	$ 2.98	$ 2.19

(1)

The three and nine month periods ended September 30, 2013 include $5,257 and $76,477 of acquisition-related costs, respectively, and the nine month period ended September 30, 2013 includes $10,517 of acquisition-related pre-closing financing costs and one-time financial commitments (both included in interest expense and recorded in Q1). These costs total $5,257 and $86,994, less the tax impact of $1,601 and $25,812, respectively. The per share amounts for the three and nine month periods are based upon diluted weighted average shares of 108,665 and 106,874, respectively.

The three and nine month periods ended September 30, 2012 include $3,500 and $5,000 of acquisition-related costs, respectively, less the tax impacts of $1,225 and $1,757, respectively. The per share amounts for the three and nine month periods are based upon diluted weighted average shares of 97,814 and 98,231, respectively.

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CONTACT: Media: www.CBI.com, Investors: Christi Thoms, +1 832 513 1200